UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 30, 2007

Date of Report (Date of earliest event reported)
Salton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices) (Zip Code)
(847) 803-4600

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Arrangement
     In connection with his resignation discussed below, Salton, Inc. (the “Company”) entered into a separation agreement with Leonhard Dreimann on April 30, 2007. Pursuant to such agreement, Mr. Dreimann’s employment agreement was terminated and the Company agreed to pay him $450,000 on the eighth day after execution of such agreement and $750,000 plus interest on the sixth month anniversary of the first payment. The Company also agreed to pay Mr. Dreimann at an annual rate of $450,000 per year, plus reimbursement of expenses, for certain consulting services until the earlier of (1) six months from the date of the agreement and (2) the date on which the Merger (as defined below) is consummated. Mr. Dreimann will also be entitled to certain health insurance benefits for a period of 36 months. The agreement also contains mutual releases and restrictive covenants, including confidentiality and non-compete provisions.
     A copy of the separation agreement with Mr. Dreimann is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement
     Pursuant to the separation agreement described above, the employment agreement dated January 1, 2003, as amended, between the Company and Mr. Dreimann was terminated.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) On May 1, 2007, the Company issued a press release announcing that Leonhard Dreimann resigned his position as Chief Executive Officer of the Company effective immediately. Mr. Dreimann did not resign due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Dreimann will continue to serve as a director and to advise the Company for a transition period with respect to the Company’s customers, suppliers and products and, as requested by the Board of Directors of the Company, on matters relating to the pending merger with APN Holding Company, Inc. (the “Merger”). Consummation of the merger is subject to stockholder approval of related proposals at the upcoming Annual Meeting of Stockholders and the prior satisfaction or waiver of other closing conditions.
     (c) and (e) The Company also announced that William M. Lutz was appointed interim Chief Executive Officer effective April 30, 2007 while retaining his current title of Chief Financial Officer of the Company. Mr. Lutz has served as Chief Financial Officer since December 2005. From March 2003 to December 2005, Mr. Lutz served as the Company’s Vice President, Finance. Mr. Lutz also oversees all Corporate Accounting and Finance functions. Prior to joining the Company, Mr. Lutz served as head of corporate consolidation and subsidiary accounting at Capital One Financial since February 2002. Prior to that time, he held various senior finance positions with manufacturing, consumer products and service companies.
     Mr. Lutz has no family relationship with any director or executive officer of the Company and there are no transactions in which Mr. Lutz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

     The Company has an employment agreement, effective as of December 10, 2005, with William Lutz. The term of the agreement is currently automatically extended each day by one day to create a new one-year term unless a 12-month written notice of an intention not to extend the employment agreement is given by either party.
     Mr. Lutz is entitled to an annual salary at the rate of $225,000. Under the terms of the employment agreement, if Mr. Lutz is terminated without cause or resigns with good reason, he is entitled to receive: (1) immediately upon such termination, a lump sum payment in an amount equal to accrued and unpaid salary and any accrued bonus; and (2) a continued payment of his annual salary for one year. Mr. Lutz would also be allowed continuation of welfare benefits for one year and to a lump sum payment within sixty (60) days of termination of the total amount of his unvested benefits (if any) under any Company sponsored plan or program which is forfeited on account of his being terminated.
     Mr. Lutz is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.
     In connection with his appointment as interim Chief Executive Officer, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, increased the annual salary of Mr. Lutz by $100,000 to $325,000. The Board also established a bonus of $100,000 payable to Mr. Lutz if the pending Merger is consummated.
     A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

99.1	Separation Agreement and General Release dated April 30, 2007 between Salton, Inc. and Leonhard Dreimann

99.2	Press Release issued by Salton, Inc. on May 1, 2007
ADDITIONAL INFORMATION
     In connection with the merger, Salton intends to file with the SEC and furnish to its stockholders a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information about the Merger. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Salton, Inc. 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website, www.saltoninc.com.
     Salton and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Salton in favor of the amendment to the Company’s

Certificate of Incorporation and issuance of common stock in connection with the merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Salton’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Salton common stock is also set forth in Salton’s most recent proxy statement and annual report on Form 10-K, which are available on Salton’s website and www.sec.gov. Additional information regarding the interests of the participants will be included in the proxy statement and other relevant documents filed with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 1, 2007

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Separation Agreement and General Release dated April 30, 2007 between Salton, Inc. as Leonhard Dreimann

99.2	Press Release issued by Salton, Inc. in May 1, 2007